Exhibit 99.1

News

WJ Communications Announces Preliminary Revenue and Cash Results for the Fourth Quarter of 2007

SAN JOSE, Calif. — January 8, 2008 — WJ Communications, Inc. (Nasdaq: WJCI), a leading designer and supplier of radio frequency (RF) solutions for the wireless infrastructure and radio frequency identification (RFID) reader markets, today announced preliminary revenue results for the fourth quarter ended December 31, 2007. The Company expects revenue to be in the range of $10.2 million to $10.5 million, compared to the previously issued guidance range of $9.3 million to $10.3 million. Additionally, as a result of the increase in revenue as well as an improvement in working capital, the Company now expects to generate $3.3 million in cash during the quarter resulting in a cash, cash equivalents and short term investments balance of approximately $16.5 million as of December 31, 2007.

“Based on strength within the distribution side of our business, fourth quarter revenue was higher than our previous expectations,” commented Bruce Diamond, President and Chief Executive Officer of WJ Communications.  “Additionally, as a result of the increase in revenue and improvement in working capital, we expect to generate $3.3 million in cash during the quarter. We are pleased with the effectiveness of our cost savings initiatives implemented over the course of the last year, which result in a lower cost business model and provide significant leverage on revenue and operational improvements.”

WJ Communications expects to report fourth quarter and year-end 2007 financial results in February 2008.  Conference call and web cast details will be publicly announced closer to the date of the event.

Forward-Looking Statements

This release contains a forward-looking statement as to a certain Company action and goal. This forward-looking statement and others made by the Company are not historical facts but rather are based on current expectations and our beliefs. Words such as “may,” “will,” “expects,” “intends,” “plans,” “believes,” “seeks,” “could” and “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. The Company’s actual results may differ materially from these forward-looking statements as a result of a number of factors, including, but not limited to, the Company’s actual performance in the fourth quarter of 2007, fiscal year 2007 and fiscal year 2008, customary period-end closing procedures and year-end audit results, that the Company will continue to realize the benefits of its cost savings initiatives, the ability to maintain its listing on the NASDAQ Global Market by regaining compliance with Market Place Rule 4450(a)(5) on or before June 17, 2008, the results of the Company’s current evaluation of strategic alternatives and the success of any action taken as a result of that evaluation, the future success of our current business model and the risk factors contained in the Company’s Form 10-K for year ended 2006, Form 10-Q, and such other factors as described from time to time in the Company’s filings with the Securities & Exchange Commission, which are available on the SEC Web site at www.sec.gov. Readers of this release are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this press release.

About WJ Communications

WJ Communications, Inc. is a leading provider of radio frequency (RF) solutions serving multiple markets targeting wireless communications, RF identification (RFID), and WiMax. WJ addresses the RF challenges in these multiple markets with its highly reliable amplifiers, mixers, RF integrated circuits (RFICs), RFID reader modules, chipsets, and multi-chip (MCM) modules. For more information visit www.wj.com.

All trademarks used, referenced, or implicitly contained herein are used in good faith and highlighted to give proper public recognition to their respective owners

# # #

Company Contact:	Media Contact	Investor Contact:
R. Gregory Miller	Claudia Lin	Ryan Bright
Chief Financial Officer	Marketing and Public Relations	Shelton Group Investor Relations
WJ Communications	WJ Communications	For WJ Communications
408-577-6200	408-577-6341	972-239-5119 ext. 159
gregory.miller@wj.com	claudia.lin@wj.com	rbright@sheltongroup.com